Exhibit (a)(1)

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF TRUST

OF

ING SEPARATE PORTFOLIOS TRUST

This Certificate of Amendment (“Certificate”) is filed in accordance with the provisions of the Delaware Statutory Trust Act (Del. Code Ann. tit. 12, sections 3801 et seq.) and sets forth the following:

1.	The name of the Trust is: ING Separate Portfolios Trust (“Trust”).

2.	The name and business address of the registered agent of the Trust is: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

3.	This is a registered investment company under the Investment Company Act of 1940, as amended.

4.	The Trust’s Certificate of Trust is hereby amended to change the name of the Trust to “Voya Separate Portfolios Trust.”

5.	This certificate shall be effective on May 1, 2014.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have duly executed this Certificate on this 6th day of March, 2014.

/s/ Colleen D. Baldwin ________________________________ Colleen D. Baldwin, as Trustee	/s/ Russell H. Jones ________________________________ Russell H. Jones, as Trustee
/s/ John V. Boyer ________________________________ John V. Boyer, as Trustee	/s/ Patrick W. Kenny ________________________________ Patrick W. Kenny, as Trustee
/s/ Patricia W. Chadwick ________________________________ Patricia W. Chadwick, as Trustee	/s/ Shaun P. Mathews ________________________________ Shaun P. Mathews, as Trustee
/s/ Albert E. DePrince, Jr. ________________________________ Dr. Albert E. DePrince, Jr., as Trustee	/s/ Joseph E. Obermeyer ________________________________ Joseph E. Obermeyer, as Trustee
/s/ Peter S. Drotch ________________________________ Peter S. Drotch, as Trustee	/s/ Sheryl K. Pressler ________________________________ Sheryl K. Pressler, as Trustee
/s/ J. Michael Earley ________________________________ J. Michael Earley, as Trustee	/s/ Roger B. Vincent ________________________________ Roger B. Vincent, as Trustee